DECLARATION OF THE SOLE DIRECTOR
OF
HUALE ACOUSTICS LIMITED

PURSUANT TO SECTION 237(3) AND 233(9) OF THE COMPANIES LAW (2018 REVISION)

The undersigned, being the sole director of HUALE ACOUSTICS LIMITED, an exempted company formed under the laws of the Cayman Islands, hereby declares as follows:

1. HUALE ACOUSTICS LIMITED (the "Surviving Company") and Huale Acoustics Corporation, an overseas company (the "Merging Company") have entered into an Agreement and Plan of Merger dated April 3, 2019, pursuant to which the Merging Company shall merge with and into the Surviving Company, with the Surviving Company being the surviving company (the "Merger").

2. Having made due enquiry, the undersigned is of the opinion that the requirements of Paragraphs (a) to (g), inclusive, of Section 237(2) of the Companies Law (2018 Revision) of the Cayman Islands (the "Companies Law") have been met.

3. A statement of the assets and liabilities of the Merging Company as of March 31, 2019 is attached hereto and incorporated herein by this reference.

4. Pursuant to Section 233(9) of the Companies Law (2018 Revision), the undersigned further declares that:

(a) a Certificate of Good Standing of the Surviving Company is filed herewith;

(b) the Surviving Company is, and immediately after the merger, the Surviving Company will be able to pay its debts as they fall due;

(c) the merger is bona fide and not intended to defraud unsecured creditors of the Surviving Company;

(d) no petition or other similar proceeding has been filed and remains outstanding, and no order has been made or resolution adopted to wind up the Surviving Company in any jurisdiction;

(e) no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the Surviving Company, its affairs or its property, or any part thereof;

(f) no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the Surviving Company are, and continue to be, suspended or restricted;

(g) as of March 31, 2019 the Surviving Company has \$0 total assets and \$0 total liabilities;

(h) a copy of the Certificate of Merger will be given to the members and creditors of the Surviving Company and notification of the Merger will be published in the Gazette; and

(i) the Surviving Company has complied with any applicable requirements under the regulatory laws.

IN WITNESS WHEREOF the undersigned hereby declares the above statements to be true and correct as of this 23rd day of April, 2019.

HUANG Zhicheng, sole Director

East Room 902 Building 3 East
Saige Sci-Tech. Park.
Futian District
Shenzhen
Guangdong Province
China 518000